                                                                     Exhibit f.1

                                                                  EXECUTION COPY


                                 AMENDMENT NO. 3
                                       TO
                          SALE AND SERVICING AGREEMENT

         AMENDMENT NO. 3 dated as of May 20, 2002, among MCG Master Trust (the "Trust"), MCG Finance II, LLC (f/k/a MCG Finance Corporation II), as Seller, and MCG Capital Corporation (f/k/a MCG Credit Corporation), as Originator and Servicer, to that certain Sale and Servicing Agreement dated as of June 1, 2000 (as amended by Amendment No. 1, Amendment No. 2 and the Omnibus Amendment thereto, the "Sale and Servicing Agreement") among the Trust, the Seller, the Originator and the Servicer.

         WHEREAS, the Trust, the Seller, the Originator and the Servicer entered into the Sale and Servicing Agreement in connection with the issuance by the Trust of the MCG Master Trust Notes; and

         WHEREAS, Section 11.02(b) of the Sale and Servicing Agreement permits the Sale and Servicing Agreement to be amended from time to time pursuant to the conditions set forth therein; and

         WHEREAS, the parties hereto wish to amend the Sale and Servicing Agreement as set forth herein;

         NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Sale and Servicing Agreement.

         2. Section 2.05(b) is hereby amended by inserting the phrase "and the Issuer Net Worth is at least equal to the Required Net Worth" after the phrase "Minimum Subordination Amount" on the 7th line from the bottom of such section.

         3. Section 3.02(ff) is hereby amended in its entirety to read as follows:

            The Commercial Loan has an Investment Rating of 3.00 or better;

         4. Section 3.02(gg) is hereby deleted in its entirety and replaced with the phrase "[Intentionally Omitted]."

         5. Section 3.02 is hereby amended by deleting the language that was added pursuant to Section 7 of Amendment No. 2 to Sale and Servicing Agreement dated as of June 6, 2001 and adding the following after clause (jj):

               (kk) As of the related Transfer Date, the related Obligor was required to make current payments of interest no less frequently than quarterly;

         6. Section 5.04(c) is hereby amended by inserting the phrase ", the Issuer Net Worth is at least equal to the Required Net Worth" after the phrase "Minimum Subordination Amount" appearing therein.

         7. A new Section 11.13 is hereby added to read in its entirety as follows:

               Section 11.13.  Required Net Worth.
                               ------------------

               If on any date the Issuer Net Worth is less than the Required Net Worth (as such terms are defined in the Terms Supplement for the Series 2000-1 Notes), the Issuer may cure such condition by depositing cash into the Principal and Interest Account or by delivering loans to the Indenture Trustee. Any cash so deposited shall be deemed Principal Collections and any delivery of loans shall comply with the provisions of Article II. Upon the delivery of a loan, such loan shall be deemed a Commercial Loan and subject to the provisions of the Basic
         Documents.

         8. Appendix A is hereby amended as follows:

               (a) The definition of "Borrowing Base" is hereby amended by deleting from such definition the provisions added thereto by Amendment No. 1 to Sale and Servicing Agreement dated as of September 1, 2000.

               (b) The definition of "Concentration and Mix Criteria" is hereby amended in its entirety to read as follows:

               CONCENTRATION AND MIX CRITERIA: On any day, for purposes of
               ------------------------------
         determining the Borrowing Base, the Eligible Loans included in the AOLB must conform to the concentration limitations set forth below:


               (a) at all times, the aggregate Principal Balance of Eligible Loans represented by Obligors in any one state (as allocated by the Originator or Servicer in accordance with the Credit and Collection Policy) shall not exceed 25% of the AOLB;

               (b) at all times, the aggregate Principal Balance of Eligible Loans represented by Obligors in the same industry segment (as determined by the SIC or NAICS code described below) shall not exceed the following percentages of the AOLB:


                                                                                             SIC
                                                                                           Code(s)
                                                            Percentage                        or
                        Segment                                Limit                     descriptions
                        -------                             ----------                   ------------
Radio                                                           35%                          4832
Television                                                      35%                       4833, 4841
Other type of Publishing (excluding Community                   35%                       2721, 2741
  Newspapers)
Community Newspapers                                            40%                          2711
Telecommunications                                              25%        4812, 4813, 4822 (excluding Paging, ISP
                                                                            and Telecommunications towers in those
                                                                                            codes)
Business Information Services                                   25%                       7375, 7379
Technology                                                      20%         7371, 7372, 7373 (excluding E-Commerce
                                                                                       in those codes)
Security Alarm Leasing Companies                                20%                          7382
Paging                                                          15%                   NAICS code 513321
Internet Service Providers ("ISP")                              15%                   NAICS code 514191
Telecommunications towers                                       20%                  see definition page
E-Commerce                                                      15%                  see definition page
Other                                                           15%        any other SIC or NAICS codes not listed
                                                                           here


      Any single sub-segment of Telecommunications              15%        any one of the following, see
                                                                           definition page:
                                                                           CLEC
                                                                           long-distance
                                                                           ICP
                                                                           ALEC (prepaid, calling card)
                                                                           Cellular and Other Wireless Telecom
                                                                           Other

Definitions

Telecommunication towers

                           Company involved in the leasing, construction, and/or management of communications facilities in multi-tenant tower, antennae, rooftop facilities over a geographic area.

E-Commerce

                           Company engaged in web-based or internet activities or providing web-based or internet-related technology solutions to business entities.

CLEC (competitive local exchange companies)

                           Company providing local exchange services in competition with the incumbent local exchange carrier
                           (ILEC). Company may be facilities-based or may resell local service provided by the ILEC. Company may provide other services to complete the product offering, but the primary business is local service.

Long distance

                           Company providing long distance services. The services may be facilities-based or resold, or a combination of both. The company may provide other services, but the primary revenue source is long distance.

ICP (integrated communications provider)

                           Company providing a broad range of telecommunications products to customers. The services offered combine traditional local service, long distance and wireless communications products. The services can be facilities-based or resold, but most likely a combination of both.

ALEC (alternative local exchange companies)

                           Company providing prepaid local exchange services that are resold from the LEC.

Cellular and other wireless telecom

                           See NAICS 513322

Other

         All telecommunications entities not included in Paging, ISP, Telecommunications towers, or the other identified sub-segments of the Telecommunications.

              (c) the sum of the Principal Balance for all Commercial Loans to a single Obligor shall not exceed $25,000,000;

              (d) the aggregate Principal Balance of all Eligible Loans of the six largest Obligors (based upon aggregate Principal Balance) shall not exceed the greater of: (i) $90,000,000 or (ii) 40% of the AOLB;

              (e) the aggregate Principal Balance of all Eligible Loans divided by the total number of Obligors shall not exceed $10,000,000;

              (f) the weighted average remaining term to maturity of the Eligible Loans shall not exceed 6.5 years;

              (g) the aggregate Principal Balance of Eligible Loans that do not require the related Obligor to make current payments of interest no less frequently than quarterly shall not exceed 0% of the AOLB;

              (h) the aggregate Principal Balance of Eligible Loans with an Investment Rating of 3.00 shall not exceed 50.0% of the AOLB;

              (i) the aggregate Principal Balance of all Eligible Loans that are Subordinate Loans shall not exceed 20.0% of the AOLB;

              (j) the aggregate Principal Balance of all Modified Commercial Loans, shall not exceed 0% of the AOLB; and

              (k) the aggregate Principal Balance of Eligible Loans with an Investment Rating of 4.00 or 5.00 shall not exceed 0% of the AOLB.

         (c) The definition of Delinquent Loan is hereby amended in its entirety to read as follows:

               DELINQUENT LOAN: Any Commercial Loan (other than a Charged-Off
               ---------------
         Loan) as to which the Obligor has failed to make any payment of principal or interest, or part thereof, required to be made thereunder for more than sixty (60) days following the Due Date thereof (inclusive of the 7-day grace period as allowed by the Credit and Collection Policy). If a Delinquent Loan is restructured, it shall continue to be deemed a Delinquent Loan unless and until (a) all past due payments have been received by the Servicer or (b) such loan is no longer a Modified Commercial Loan.

         (d) A new definition of "Modified Commercial Loan" is hereby added to read in its entirety as follows:

               MODIFIED COMMERCIAL LOAN: Any Commercial Loan that has undergone
               ------------------------
         a restructuring as a result of being a Delinquent Loan as to a payment of interest or that would, in the reasonable judgment of the Servicer, become a Delinquent Loan as to a payment of interest but for such restructuring (including restructuring to capitalize any accrued interest onto the principal balance of such Commercial Loan); provided, however, that any Modified Commercial Loan shall cease being classified as such upon the first to occur of (i) the related Obligor making full and timely payment of all interest required to be paid on such Commercial Loan at a per annum rate at least equal to the LIBOR Rate plus 3.75% for a period covering 6 consecutive months and (ii) one or more investors that are not affiliates of the Obligor acquire equity in or debt of such Obligor (provided that such debt must by it terms be subordinate to the debt evidenced by the Commercial Loan).

         (e) The defined term "Risk Rating" is hereby replaced with the defined term "Investment Rating" and all references to "Risk Rating" in the Sale and Servicing Agreement, including Appendix A thereto, are hereby changed to references to "Investment Rating."

         (f) A new definition of "Senior Secured Loan" is hereby added to read in its entirety as follows:

               SENIOR SECURED LOAN: A Commercial Loan as to which the related
               -------------------
         Commercial Loan Note, credit agreement, security agreements, and Mortgages, if any, and UCC-1 and/or intellectual property security agreement filed or to be filed with respect to such Collateral creates a valid and subsisting first priority lien of record on such Collateral subject in all cases to such exceptions that are generally acceptable to lending institutions in connection with their regular commercial lending activities, and such other exceptions to which similar Collateral is commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provide by such Commercial Loan Note, security agreement and UCC-1.

         (g) A new definition of "Subordinate Loan" is hereby added in its entirety to read as follows:

               SUBORDINATE LOAN: Any Commercial Loan that is not a Senior
               ----------------
         Secured Loan.



         9. Exhibit K to the Sale and Servicing Agreement (Servicer's Certificate) is hereby amended in its entirety to read as set forth on the attachment hereto.

        10. Except as otherwise set forth herein, the Sale and Servicing Agreement shall continue in full force and effect in accordance with its terms.

        11. This Amendment No. 3 may be executed in one or more counterparts, each of which, when so executed, shall be deemed an original; such counterparts, together, shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to the Sale and Servicing Agreement as of the day and year first above written.

                                        MCG MASTER TRUST

                                        By: MCG CAPITAL CORPORATION
                                        (f/k/a MCG Credit Corporation)


                                        By:   /s/ Steven F. Tunney
                                             ----------------------
                                             Name:  Steven F. Tunney
                                             Title: President and
                                                    Chief Operating Officer



                                        MCG FINANCE II, LLC,
                                        (f/k/a MCG Finance Corporation II), as
                                           Seller


                                        By:   /s/ Steven F. Tunney
                                             ----------------------
                                             Name:  Steven F. Tunney
                                             Title: President and
                                                    Chief Operating Officer



                                        MCG CAPITAL CORPORATION
                                        (f/k/a MCG Credit Corporation), as
                                           Originator and Servicer


                                        By:   /s/ Steven F. Tunney
                                             ----------------------
                                             Name:  Steven F. Tunney
                                             Title: President and
                                                    Chief Operating Officer

CONSENTED TO:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, formerly known as Norwest Bank
  Minnesota, National Association, not in its individual capacity but solely as Indenture Trustee

By: /s/ Timothy Matyi
    -----------------



FIRST UNION SECURITIES, INC.,
  as Administrative Agent


By: /s/ Mary Katherine Jett
    -----------------------
     Name: Mary Katherine Jett
           -------------------
     Title: Vice President
            --------------


VARIABLE FUNDING CAPITAL CORPORATION,
  as Sole Noteholder


By:  FIRST UNION SECURITIES, INC.,
       As attorney-in-fact


By: /s/ Douglas R. Wilson, Sr.
    --------------------------
     Name: Douglas R. Wilson, Sr.
           ----------------------
     Title: Vice President
            --------------

                                                                  EXECUTION COPY


                                    EXHIBIT K
                             Servicer's Certificate